EXHIBIT 5

[rediff.com graphic omitted]
                             Rediff.com India Limited
                             Regd. Off.: 1st Floor,
                             Mahalaxmi Engg. Estate, L.J.
                             Road No. 1, Mahim (W),
                             Mumbai - 400 016.
                             www.rediff.com, Tel: (22) 2444 9144, \
                             Fax: (22) 2445 5346
                             OPINION AND CONSENT OF LEGAL COUNSEL


12th June, 2007

Rediff.com India Limited
Mahalaxmi Engineering Estate
L.J. Road no. 1
Mahim (West)
Mumbai 400 016
Republic of India

RE: OPINION OF COUNSEL

    This opinion is furnished in connection with the registration by Rediff.com India Limited ("the Company"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), of 150,000 equity shares, par value Rs. 5 per share, each which are to be offered and sold by the Company Employee Stock Option Plan - 2006 ("the Plan").

    This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

    As Corporate counsel of the Company, I am of the opinion. based upon my familiarity with the affairs of the Company and upon my examination of the law and pertinent documents, and subject to the qualifications hereinafter appearing, that the Shares have been duly and validly authorized for issuance and, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

    This opinion is subject to the following qualifications:

    1. I express no opinion as to any laws other than the law of the Republic of India as the same are in force on the date hereof and I have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction.

    2. I express no opinion in relation to any representation made or given in the Registration Statement.

    3. This opinion is furnished to you solely in connection with the Registration Statement and is not to be used circulated, quoted or otherwise referred to for any other purpose without my express prior written permission.

    I hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as Exhibit 5 to the Registration Statement.


                                                Very truly yours,

                                                /s/ Jyoti Dialani
                                                -------------------------
                                                Jyoti Dialani
                                                Company Secretary & Manager
                                                Legal
                                                Rediff.com India Limited